Exhibit 99.1

Alliant Energy Corporation
Corporate Headquarters
4902 North Biltmore Lane
Madison, WI 53718-2148
www.alliantenergy.com
News Release

FOR IMMEDIATE RELEASE	Media Contact:	Scott Reigstad (608) 458-3145
	Investor Relations:	Susan Gille (608) 458-3956

ALLIANT ENERGY ANNOUNCES SECOND QUARTER 2018 RESULTS
Reaffirms 2018 earnings guidance

MADISON, Wis. - August 2, 2018 - Alliant Energy Corporation (NYSE: LNT) today announced U.S. generally accepted accounting principles (GAAP) consolidated unaudited earnings per share (EPS) from continuing operations for the three months ended June 30 as follows:

	2018	2017
Utilities and Corporate Services	$0.41	$0.37
American Transmission Company (ATC) Holdings	0.03	0.03
Non-utility and Parent	(0.01)	0.01
Alliant Energy Consolidated	$0.43	$0.41

“The second quarter results reflect higher than expected earnings due to warmer temperatures,” said Patricia Kampling, Alliant Energy Chairman and CEO. “With the solid earnings to date, we are reaffirming 2018 earnings per share guidance.”

Utilities and Corporate Services - Alliant Energy’s Utilities and Alliant Energy Corporate Services, Inc. (Corporate Services) operations generated $0.41 per share of GAAP EPS from continuing operations in the second quarter of 2018, which was $0.04 per share higher than the second quarter of 2017. The primary drivers of higher EPS were higher retail electric sales due to warmer temperatures in the second quarter of 2018 compared to the same period last year, and higher margins due to Interstate Power and Light Company’s (IPL’s) and Wisconsin Power and Light Company’s (WPL’s) increasing rate base. These items were partially offset by higher depreciation expense and the timing of operation and maintenance expenses.

Non-utility and Parent - Alliant Energy’s Non-utility and Parent operations generated ($0.01) per share of GAAP EPS from continuing operations in the second quarter of 2018, which was a decline of $0.02 per share compared to the second quarter of 2017. The primary driver of lower EPS is the timing of income tax expense.

Details regarding GAAP EPS from continuing operations variances between the second quarters of 2018 and 2017 for Alliant Energy are as follows:

	Q2 2018	Q2 2017	Variance
Utilities and Corporate Services:
Estimated temperature impact on retail electric and gas sales	$0.06	$—	$0.06
Higher margins primarily from earning on increasing rate base			0.04
Higher depreciation expense			(0.04)
Higher operation and maintenance expenses (largely due to the timing of generation expenses)			(0.04)
Other			0.02
Total Utilities and Corporate Services			$0.04
Non-utility and Parent:
Other (primarily due to the timing of income tax expense)			($0.02)
Total Non-utility and Parent			($0.02)

Estimated temperature impact on retail electric and gas sales - The impact of colder than normal temperatures in the first half, and warmer than normal temperatures in the second half, of the second quarter of 2018 was estimated to be a $0.06 per share increase in margins. By comparison, temperatures were considered normal in the second quarter of 2017, resulting in no impact to margins.

WPL’s retail electric and gas rate settlement covering 2018 includes an earnings sharing mechanism whereby WPL must defer a portion of its earnings and return this amount to its retail electric and gas customers if its annual regulatory return on common equity exceeds 10.25% during 2018. As a result, a majority of the higher margins recognized at WPL as a result of the temperature impact on retail electric and gas sales in the first half of 2018 is currently expected to be given back to customers in the future. Year-to-date Alliant Energy’s estimated temperature impact on retail electric and gas sales, net of the WPL earnings sharing mechanism, is estimated to be a $0.05 per share increase in margins.

Higher margins primarily from earning on increasing rate base - In April 2017, IPL filed a request with the IUB to increase annual rates for its Iowa retail electric customers. The request was based on a 2016 historical Test Year as adjusted for certain known and measurable changes occurring up to 12 months after the commencement of the proceeding. An interim retail electric rate increase of $102 million, on an annual basis, was implemented effective April 13, 2017. In February 2018, the IUB issued an order approving IPL’s settlement reached in September 2017, for an annual electric base rate increase of $130 million, or approximately 9%. Final rates were effective May 1, 2018. IPL recognized $0.02 per share of higher electric margins in the second quarter of 2018 due to the interim and final retail electric rate increases.

In December 2016, WPL received an order from the Public Service Commission of Wisconsin authorizing WPL to implement a retail electric rate increase effective January 1, 2017 followed by a freeze of such rates through the end of 2018. To reflect the higher margins in 2018, primarily from earning on increasing rate base, the order lowered the amortization of amounts that WPL previously over-recovered from its customers for electric transmission cost recovery beginning in January 2018. WPL recognized $0.02 per share of higher electric margins in the second quarter of 2018 due to lower transmission cost recovery amortization.

2018 Earnings Guidance

Alliant Energy is reaffirming its EPS guidance for 2018 as follows:

Utilities and Corporate Services	$1.92 - $2.02
ATC Holdings	0.12 - 0.14
Non-utility and Parent	0.00 - 0.02
Alliant Energy Consolidated	$2.04 - $2.18

Drivers for Alliant Energy’s 2018 earnings guidance include, but are not limited to:

•	Ability of IPL and WPL to earn their authorized rates of return

•	Stable economy and resulting implications on utility sales

•	Normal temperatures for the remainder of the year in its utility service territories

•	Cost controls

•	Execution of IPL’s and WPL’s capital expenditure and financing plans

•	Consolidated effective tax rate of 12%

The 2018 earnings guidance does not include the impacts of any material non-cash valuation adjustments, regulatory-related charges or credits, reorganizations or restructurings, further impacts from anticipated changes to ATC LLC’s authorized return on equity, future changes in laws, regulations or regulatory policies, adjustments made to deferred tax assets and liabilities from valuation allowances, pending lawsuits and disputes, federal and state income tax audits and other Internal Revenue Service proceedings, or changes in GAAP and tax methods of accounting that may impact the reported results of Alliant Energy.

Earnings Conference Call

A conference call to review the second quarter 2018 results is scheduled for Friday, August 3rd at 9:00 a.m. central time. Alliant Energy Chairman and Chief Executive Officer Patricia Kampling, President John Larsen, and Senior Vice President, Chief Financial Officer and Treasurer Robert Durian will host the call. The conference call is open to the public and can be accessed in two ways. Interested parties may listen to the call by dialing 888-394-8218 (United States or Canada) or 719-457-1036 (International), passcode 4175543. Interested parties may also listen to a webcast at www.alliantenergy.com/investors. In conjunction with the information in this earnings announcement and the conference call, Alliant Energy posted supplemental materials on its website. A replay of the call will be available through August 10, 2018, at 888-203-1112 (United States or Canada) or 719-457-0820 (International), passcode 4175543. An archive of the webcast will be available on the Company’s Web site at www.alliantenergy.com/investors for 12 months.

About Alliant Energy Corporation

Alliant Energy is the parent company of two public utility companies - Interstate Power and Light Company and Wisconsin Power and Light Company - and of Alliant Energy Finance, LLC, the parent company of Alliant Energy’s non-utility operations. Alliant Energy is an energy-services provider with utility subsidiaries serving approximately 960,000 electric and 410,000 natural gas customers. Providing its customers in the Midwest with regulated electricity and natural gas service is the Company’s primary focus. Alliant Energy, headquartered in Madison, Wisconsin, is a component of the S&P 500 and is traded on the New York Stock Exchange under the symbol LNT. For more information, visit the Company’s Web site at www.alliantenergy.com.

Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements can be identified by words such as “forecast,” “expect,” “guidance,” or other words of similar import. Similarly, statements that describe future financial performance or plans or strategies are forward-looking statements. Such forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Actual results could be materially affected by the following factors, among others:

•
IPL’s and WPL’s ability to obtain adequate and timely rate relief to allow for, among other things, earning a return on rate base additions and the recovery of costs, including fuel costs, operating costs, transmission costs, environmental compliance and remediation costs, deferred expenditures, deferred tax assets, capital expenditures, and remaining costs related to electric generating units (EGUs) that may be permanently closed, earning their authorized rates of return, and the payments to their parent of expected levels of dividends;

•	federal and state regulatory or governmental actions, including the impact of energy, tax, financial and health care legislation, and regulatory agency orders;

•
the impact of customer- and third party-owned generation, including alternative electric suppliers, in IPL’s and WPL’s service territories on system reliability, operating expenses and customers’ demand for electricity;

•	the impact of energy efficiency, franchise retention and customer disconnects on sales volumes and margins;

•	the impact that price changes may have on IPL’s and WPL’s customers’ demand for electric, gas and steam services and their ability to pay their bills;

•	the ability to utilize tax credits and net operating losses generated to date, and those that may be generated in the future, before they expire;

•	the direct or indirect effects resulting from terrorist incidents, including physical attacks and cyber attacks, or responses to such incidents;

•
the impact of penalties or third-party claims related to, or in connection with, a failure to maintain the security of personally identifiable information, including associated costs to notify affected persons and to mitigate their information security concerns;

•
employee workforce factors, including changes in key executives, ability to hire and retain employees with specialized skills, ability to create desired corporate culture, collective bargaining agreements and negotiations, work stoppages or restructurings;

•	weather effects on results of utility operations;

•
issues associated with environmental remediation and environmental compliance, including compliance with the Consent Decree between WPL, the U.S. Environmental Protection Agency (EPA) and the Sierra Club, the Consent Decree between IPL, the EPA, the Sierra Club, the State of Iowa and Linn County in Iowa, the Coal Combustion Residuals Rule, the Clean Power Plan, future changes in environmental laws and regulations, including the EPA’s regulations for carbon dioxide emissions reductions from new and existing fossil-fueled EGUs, and litigation associated with environmental requirements;

•
the ability to defend against environmental claims brought by state and federal agencies, such as the EPA, state natural resources agencies or third parties, such as the Sierra Club, and the impact on operating expenses of defending and resolving such claims;

•	continued access to the capital markets on competitive terms and rates, and the actions of credit rating agencies;

•	inflation and interest rates;

•	the impact of the economy in IPL’s and WPL’s service territories and the resulting impacts on sales volumes, margins and the ability to collect unpaid bills;

•	changes in the price of delivered natural gas, purchased electricity and coal due to shifts in supply and demand caused by market conditions and regulations;

•	disruptions in the supply and delivery of natural gas, purchased electricity and coal;

•	changes in the price of transmission services and the ability to recover the cost of transmission services in a timely manner;

•	developments that adversely impact the ability to implement the strategic plan;

•
ability to obtain regulatory approval for wind projects with acceptable conditions, to complete construction within the cost caps set by regulators and to meet all requirements to qualify for the full level of production tax credits;

•
the direct or indirect effects resulting from breakdown or failure of equipment in the operation of electric and gas distribution systems, such as mechanical problems and explosions or fires, and compliance with electric and gas transmission and distribution safety regulations;

•
issues related to the availability and operations of EGUs, including start-up risks, breakdown or failure of equipment, performance below expected or contracted levels of output or efficiency, operator error, employee safety, transmission constraints, compliance with mandatory reliability standards and risks related to recovery of resulting incremental costs through rates;

•	impacts that storms or natural disasters in IPL’s and WPL’s service territories may have on their operations and recovery of costs associated with restoration activities;

•
any material post-closing adjustments related to any past asset divestitures, including the sales of IPL’s Minnesota electric and natural gas assets, and Whiting Petroleum Corporation, which could result from, among other things, indemnification agreements, warranties, parental guarantees or litigation;

•	Alliant Energy’s ability to sustain its dividend payout ratio goal;

•
changes to costs of providing benefits and related funding requirements of pension and OPEB plans due to the market value of the assets that fund the plans, economic conditions, financial market performance, interest rates, life expectancies and demographics;

•	material changes in employee-related benefit and compensation costs;

•	risks associated with operation and ownership of non-utility holdings;

•	changes in technology that alter the channels through which customers buy or utilize Alliant Energy’s, IPL’s or WPL’s products and services;

•	impacts on equity income from unconsolidated investments due to further potential changes to ATC LLC’s authorized return on equity;

•
impacts of IPL’s future tax benefits from Iowa rate-making practices, including deductions for repairs expenditures, allocation of mixed service costs and state depreciation, and recoverability of the associated regulatory assets from customers, when the differences reverse in future periods;

•	the impacts of adjustments made to deferred tax assets and liabilities from changes in the tax laws;

•
changes to the creditworthiness of counterparties with which Alliant Energy, IPL and WPL have contractual arrangements, including participants in the energy markets and fuel suppliers and transporters;

•	current or future litigation, regulatory investigations, proceedings or inquiries;

•	reputational damage from negative publicity, protests, fines, penalties and other negative consequences resulting in regulatory and/or legal actions;

•	the effect of accounting standards issued periodically by standard-setting bodies;

•	the ability to successfully complete tax audits and changes in tax accounting methods with no material impact on earnings and cash flows; and

•	factors listed in the “2018 Earnings Guidance” section of this press release.

For more information about potential factors that could affect Alliant Energy’s business and financial results, refer to Alliant Energy’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), including the section therein titled “Risk Factors,” and its other filings with the SEC.

Without limitation, the expectations with respect to 2018 earnings guidance in this press release are forward-looking statements and are based in part on certain assumptions made by Alliant Energy, some of which are referred to in the forward-looking statements. Alliant Energy cannot provide any assurance that the assumptions referred to in the forward-looking statements or otherwise are accurate or will prove to be correct. Any assumptions that are inaccurate or do not prove to be correct could have a material adverse effect on Alliant Energy’s ability to achieve the estimates or other targets included in the forward-looking statements. The forward-looking statements included herein are made as of the date hereof and, except as required by law, Alliant Energy undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

Use of Non-GAAP Financial Measures

To provide investors with additional information, Alliant Energy included in this press release IPL; WPL; Corporate Services;
utilities and Corporate Services; ATC Holdings; and non-utility and parent EPS from continuing operations for the three and six months ended June 30, 2018 and 2017. Alliant Energy believes these non-GAAP financial measures are useful to investors because they facilitate an understanding of segment performance and trends and provide additional information about Alliant Energy’s operations on a basis consistent with the measures that management uses to manage its operations and evaluate its performance.

This press release references year-over-year variances in utility electric margins and utility gas margins. Utility electric margins and utility gas margins are non-GAAP financial measures that are reported and reconciled to the most directly comparable GAAP measure, operating income, in our second quarter 2018 Form 10-Q.

Note: Unless otherwise noted, all “per share” references in this release refer to earnings per diluted share.

ALLIANT ENERGY CORPORATION
EARNINGS SUMMARY (Unaudited)

The following tables provide a summary of Alliant Energy’s results for the three and six months ended June 30:

EPS:	Three Months		Six Months
	EPS		EPS
	2018	2017	2018	2017
IPL	$0.22	$0.19	$0.42	$0.35
WPL	0.17	0.17	0.40	0.37
Corporate Services	0.02	0.01	0.04	0.02
Subtotal for Utilities and Corporate Services	0.41	0.37	0.86	0.74
ATC Holdings	0.03	0.03	0.06	0.06
Non-utility and Parent	(0.01)	0.01	0.04	0.05
Alliant Energy Consolidated	$0.43	$0.41	$0.96	$0.85

Earnings (in millions):	Three Months		Six Months
	Income (Loss)		Income (Loss)
	2018	2017	2018	2017
IPL	$51.7	$42.8	$98.4	$80.0
WPL	39.8	38.1	93.8	83.6
Corporate Services	3.3	3.3	7.0	6.5
Subtotal for Utilities and Corporate Services	94.8	84.2	199.2	170.1
ATC Holdings	6.7	6.7	13.0	13.6
Non-utility and Parent	(1.1)	3.4	9.1	9.6
Earnings from continuing operations	100.4	94.3	221.3	193.3
Income from discontinued operations	—	—	—	1.4
Alliant Energy Consolidated	$100.4	$94.3	$221.3	$194.7

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in millions, except per share amounts)
Revenues:
Electric utility	$726.3	$680.9	$1,435.0	$1,358.5
Gas utility	68.6	62.6	254.2	216.9
Other utility	10.7	11.5	23.9	23.2
Non-utility	10.5	10.3	19.3	20.6
	816.1	765.3	1,732.4	1,619.2
Operating expenses:
Electric production fuel and purchased power	208.5	184.3	411.7	392.1
Electric transmission service	119.7	117.6	246.1	242.3
Cost of gas sold	27.5	28.3	138.7	120.5
Other operation and maintenance:
Energy efficiency costs	15.7	17.2	38.8	37.5
Other	142.3	123.5	281.6	251.8
Depreciation and amortization	127.0	115.0	247.4	222.0
Taxes other than income taxes	24.2	25.7	51.2	52.1
	664.9	611.6	1,415.5	1,318.3
Operating income	151.2	153.7	316.9	300.9
Other (income) and deductions:
Interest expense	61.3	52.8	120.5	105.1
Equity income from unconsolidated investments, net	(10.5)	(11.3)	(31.8)	(22.8)
Allowance for funds used during construction	(18.1)	(10.1)	(33.0)	(27.1)
Other	2.0	4.3	4.4	8.5
	34.7	35.7	60.1	63.7
Income from continuing operations before income taxes	116.5	118.0	256.8	237.2
Income taxes	13.6	21.2	30.4	38.8
Income from continuing operations, net of tax	102.9	96.8	226.4	198.4
Income from discontinued operations, net of tax	—	—	—	1.4
Net income	102.9	96.8	226.4	199.8
Preferred dividend requirements of IPL	2.5	2.5	5.1	5.1
Net income attributable to Alliant Energy common shareowners	$100.4	$94.3	$221.3	$194.7
Weighted average number of common shares outstanding (basic and diluted)	232.0	229.0	231.7	228.3
Earnings per weighted average common share attributable to Alliant Energy common shareowners (basic and diluted)	$0.43	$0.41	$0.96	$0.85
Amounts attributable to Alliant Energy common shareowners:
Income from continuing operations, net of tax	$100.4	$94.3	$221.3	$193.3
Income from discontinued operations, net of tax	—	—	—	1.4
Net income	$100.4	$94.3	$221.3	$194.7
Dividends declared per common share	$0.335	$0.315	$0.67	$0.63

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	June 30, 2018	December 31, 2017
	(in millions)
ASSETS:
Current assets:
Cash and cash equivalents	$5.0	$27.9
Other current assets	800.9	877.2
Property, plant and equipment, net	11,695.7	11,234.5
Investments	420.5	396.1
Other assets	1,692.9	1,652.1
Total assets	$14,615.0	$14,187.8
LIABILITIES AND EQUITY:
Current liabilities:
Current maturities of long-term debt	$356.1	$855.7
Commercial paper	82.5	320.2
Other short-term borrowings	—	95.0
Other current liabilities	818.8	878.1
Long-term debt, net (excluding current portion)	5,127.5	4,010.6
Other liabilities	3,679.4	3,646.0
Equity:
Alliant Energy Corporation common equity	4,350.7	4,182.2
Cumulative preferred stock of Interstate Power and Light Company	200.0	200.0
Total equity	4,550.7	4,382.2
Total liabilities and equity	$14,615.0	$14,187.8

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Six Months Ended June 30,
	2018	2017
	(in millions)
Cash flows from (used for) operating activities:
Cash flows from operating activities excluding accounts receivable sold to a third party	$489.9	$460.9
Accounts receivable sold to a third party	(554.9)	(333.4)
Net cash flows from (used for) operating activities	(65.0)	127.5
Cash flows used for investing activities:
Construction and acquisition expenditures:
Utility business	(699.6)	(565.6)
Other	(33.7)	(41.9)
Cash receipts on sold receivables	571.9	374.5
Other	(17.1)	(18.9)
Net cash flows used for investing activities	(178.5)	(251.9)
Cash flows from financing activities:
Common stock dividends	(154.8)	(143.1)
Proceeds from issuance of common stock, net	100.1	137.3
Proceeds from issuance of long-term debt	1,000.0	—
Payments to retire long-term debt	(503.0)	(2.4)
Net change in commercial paper and other short-term borrowings	(207.7)	164.5
Other	(13.0)	(32.8)
Net cash flows from financing activities	221.6	123.5
Net decrease in cash, cash equivalents and restricted cash	(21.9)	(0.9)
Cash, cash equivalents and restricted cash at beginning of period	33.9	13.1
Cash, cash equivalents and restricted cash at end of period	$12.0	$12.2

KEY FINANCIAL AND OPERATING STATISTICS

	June 30, 2018	June 30, 2017
Common shares outstanding (000s)	233,773	231,062
Book value per share	$18.61	$17.53
Quarterly common dividend rate per share	$0.335	$0.315

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Utility electric sales (000s of megawatt-hours)
Residential	1,697	1,537	3,577	3,301
Commercial	1,532	1,506	3,143	3,091
Industrial	2,712	2,626	5,341	5,257
Industrial - co-generation customers	230	267	446	480
Retail subtotal	6,171	5,936	12,507	12,129
Sales for resale:
Wholesale	642	906	1,429	1,909
Bulk power and other	1,119	217	1,453	265
Other	22	24	48	50
Total	7,954	7,083	15,437	14,353
Utility retail electric customers (at June 30)
Residential	813,932	810,419
Commercial	142,067	141,658
Industrial	2,607	2,563
Total	958,606	954,640
Utility gas sold and transported (000s of dekatherms)
Residential	4,100	3,300	18,046	15,044
Commercial	3,191	2,807	12,108	10,651
Industrial	672	560	1,657	1,532
Retail subtotal	7,963	6,667	31,811	27,227
Transportation / other	20,612	15,954	44,673	35,062
Total	28,575	22,621	76,484	62,289
Utility retail gas customers (at June 30)
Residential	368,075	366,650
Commercial	44,411	44,465
Industrial	361	373
Total	412,847	411,488

Estimated margin increases (decreases) from impacts of temperatures (in millions) -
	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Electric margins	$20	$—	$21	($9)
Gas margins	1	—	2	(5)
Total temperature impact on margins	$21	$—	$23	($14)

	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017	Normal	2018	2017	Normal
Heating degree days (HDDs) (a)
Cedar Rapids, Iowa (IPL)	740	624	674	4,164	3,543	4,076
Madison, Wisconsin (WPL)	937	757	813	4,523	3,887	4,308
Cooling degree days (CDDs) (a)
Cedar Rapids, Iowa (IPL)	417	244	228	417	244	230
Madison, Wisconsin (WPL)	250	172	180	250	172	182

(a)
HDDs and CDDs are calculated using a simple average of the high and low temperatures each day compared to a 65 degree base. Normal degree days are calculated using a rolling 20-year average of historical HDDs and CDDs.